UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2020

XEROX HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1 par value	XRX	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    On May 21, 2020, Registrant held its Annual Meeting of Shareholders.

(b)    Shareholders voted on the matters set forth below as follows:

1.     Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Jonathan Christodoro	94,057,629	76,789,145	169,140	13,042,348
Keith Cozza	126,081,893	43,066,346	1,868,275	13,042,348
Joseph J. Echevarria	159,363,023	11,482,986	170,505	13,042,348
Nicholas Graziano	134,272,041	36,570,236	174,237	13,042,348
Cheryl G. Krongard	115,989,753	54,862,505	164,256	13,042,348
Scott Letier	102,627,919	68,209,064	179,531	13,042,348
Giovanni (“John”) Visentin	168,637,500	2,212,543	166,471	13,042,348

2.     Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2020. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
180,097,430	3,728,156	233,276	0

3.     Approval, on an advisory basis, of the 2019 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2020 Proxy Statement. The 2019 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2020 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
112,353,990	57,486,182	1,176,342	13,042,348

4.     Proposal to approve the Company’s Performance Incentive Plan. The proposal to approve the Company’s Performance Incentive Plan was approved.

For	Against	Abstain	Non Votes
162,730,294	7,137,819	1,148,401	13,042,348

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX HOLDINGS CORPORATION

	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: May 27, 2020		Secretary

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